UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2018

HIGHLAND FLOATING RATE OPPORTUNITIES FUND

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	811-23268	45-6245636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (800) 357-9167

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On February 2, 2018, HFRO Sub, LLC a wholly-owned subsidiary of Highland Floating Rate Opportunities Fund (the “Fund”) entered into a financing arrangement (the “Financing Arrangement”) with Bank of America Merrill Lynch and Bank of America, N.A.

Pursuant to the terms of the Financing Arrangement, and subject to certain customary conditions, HFRO Sub, LLC may borrow on a revolving basis a maximum of $500 million. In connection with the Financing Arrangement, HFRO Sub, LLC and the Fund have made representations and warranties regarding the loans and underlying collateral and are required to comply with various covenants, reporting requirements and other customary requirements. The Facility also limits the recourse of the lender to the assets of HFRO Sub, LLC and includes usual and customary events of default for senior secured revolving facilities of this nature.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND FLOATING RATE OPPORTUNITIES FUND

Date: February 2, 2018	By:	/s/ Frank Waterhouse
Name: Frank Waterhouse
Title: Treasurer, Principal Accounting Officer and Principal Financial Officer